May 4, 2023

Dear Fellow Stockholders:
We are pleased to report our ninth consecutive quarter of record results. We continue to build on our strong foundation, delivering strong financial performance while investing in our future. We are consistently hitting our goal of $100 million in quarterly revenue, and we are edging closer to our goals of $100 million in annualized recurring revenue (ARR) and $100 million in annualized adjusted EBITDA.
We transform our customers’ work by enabling their teams to monitor and manage their remote assets. This mission is realized through our results. Our Industrial IoT solutions have tremendous longevity and generate compelling Return on Investment for our customers, strengthening our relationships over time. The Digi team is performing at a high level, backed by favorable long-term IoT trends targeting the benefits of process automation within arm’s reach and in remote locations. When input costs are elevated and the labor market is tight, automation becomes imperative. And once automation is deployed by one party who realizes it’s efficiencies, competitors are pressured to follow this example. Digi is exceptionally well positioned to capture this opportunity.
For the second quarter in a row, Digi saw growth from all product lines. We are thrilled with this performance as it confirms the overall strategy of the company and shows Digi’s resiliency in the face of uncertain market conditions. We are excited to have customers looking for more from Digi, customers who trust Digi’s products are looking for service contracts and software to assist how they manage their remote assets more efficiently.

(Another) Record-Setting Quarter
Despite an improving but still challenging supply chain environment, we delivered record quarterly revenue of $111 million. Digi also hit new records in ARR ($99 million), A-EBITDA ($24 million) and A-EBITDA margin (21.5%) during the quarter. Once again, profitability growth outpaced revenue growth, demonstrating the scalability of Digi’s business model. In the fiscal second quarter, we posted EPS of $0.16 and a record adjusted EPS of $0.50, which represents year-over-year growth of 100% and 22% respectively.
We also set quarterly records in each of our reporting segments. In IoT Products and Services, we delivered revenue of $86 million and ARR of $17 million with sequential growth contributions coming from all product lines. IoT Solutions contributed revenues nearly $25 million and ARR of more than $82 million for the quarter, with both our SmartSense and Ventus offerings experiencing sequential growth.

Annual Recurring Revenue (ARR) Transition Continues
We are executing against our plan focused on hardware-enabled software and services. The transition has complexities, however the opportunity reaffirms the transition provides higher value for our customers, channel relationships, and our stockholders. Swirling macro-economic conditions only increase our urgency, as our predictability and profitability increases as we grow our recurring revenue.
ARR grew 10% year-over-year. We reiterate our expectation that ARR growth will outpace revenue growth for fiscal 2023. Digi’s strong recurring revenue pipeline, our high customer retention, and our investments in internal process and automation give us confidence in our ARR growth objective.
As we grow closer to our $100 million ARR goal, we are excited to see the strong ARR growth in our Product and Services segment. The hard work from the team started showing up in this second fiscal quarter. In our Solutions segment, we have a robust pipeline, but enterprise opportunities are taking a bit longer to close than anticipated. We expect improved ARR performance in the back half of the fiscal year.

Strategic Inventory Management
Capital allocation priorities for fiscal 2023 have not changed. We are focused on the integration of Ventus and remain heads down on execution. Digi continues to support its backlog with component purchases as they become available. Inventory in the quarter ended at $83M million, up 2% sequentially. The Digi team is strategically managing inventory levels and component purchases, matching orders to our backlog. We are procuring some “golden screw” components, but still have critical shortages that we work closely with our contract manufacturers to procure.
In fiscal Q2 we saw meaningful improvement in the number of critical component shortages. The supply chain is clearly improving but is still materially hindered. We diligently monitor and manage the supply chain to deliver the best possible customer experience. While inventory increased modestly in the quarter, we expect our investment in components to deliver cash dividends for Digi.

Other Notable Second Fiscal Quarter 2023 Financial Results
Adding to our fiscal Q2 commentary, and as announced in our earnings release today, a few other highlights:
•Gross margins were 56.6%, up 170 bps year-over-year, emphasizing our balanced approach to pricing and input costs.
•Cash flow from operations was $7 million, compared to $6 million a year ago. We saw strong cash collections as we otherwise invested in inventory. We expect cash flow from operations to improve and remain positive throughout fiscal 2023.

•At the end of fiscal Q2, Digi had cash of $32 million, gross debt of $241 million, or a net debt balance of $209 million. This represents trailing twelve-month gross leverage of 2.7, and a net leverage of 2.3.
•Channel inventory ended fiscal Q2 at $29 million, up sequentially from $27 million in fiscal Q1, which represents normalized levels. We monitor our inventory levels in the channel regularly.

Additional information related to the performance of IoT Products and Services includes:
•Revenue growth of 20% year-over-year. The second consecutive quarter of growth driven by all four major product lines in the segment.
•ARR of $17 million, up 21% year-over-year. Like revenue growth, all business lines saw sequential growth in the quarter.
•Gross Profit margins of 54.9%, up 100 bps year-over-year. Volume, price, and mix all helped push margin higher.
•Operating income was $13 million, up 43% over prior year

Additional information related to the performance of IoT Solutions includes:
•Revenue growth of 8% year-over-year. Growth was again driven by both product offerings in the segment.
•ARR of over $82 million, up 8% year-over-year. ARR growth was also driven by both product offerings in the segment.
•Gross Profit margins were 62.4%, up 450bps year-over-year. Increase driven by growth in recurring revenue across both business lines.
•Operating loss was $0.8 million, compared to $1.5 million a year ago.

Third Fiscal Quarter 2023 and Fiscal Full-Year 2023 Guidance
Uncertainty and delay seem to be common themes in 2023. We routinely comment on Digi’s history of resiliency in difficult markets. The company is certainly not recession proof, but history shows we have consistently delivered in difficult macro conditions. We serve a broad array of end markets, many of which are essential, diversifying our exposure. We see strong demand for our solutions, and we can meet more of our customers’ expectations as the supply chain continues to improve.

For the third fiscal quarter of 2023, we expect revenue of $107 million to $111 million, or growth of 3% to 7% year-over-year. Adjusted EBITDA is expected to be between $23.0 million and $24.0 million. Adjusted EPS is expected to be $0.47 to $0.49 per diluted share, assuming a weighted average share count of 37.3 million shares.
Based on our fiscal Q2 performance, and our fiscal Q3 guidance, we have stronger confidence in our annual projections for FY23. We now expect to grow annual revenues at least 12% as the supply chain continues to ease and demand remains strong. We expect ARR and A-EBITDA to grow faster than our revenue growth.
We provide earnings guidance on a non-GAAP basis as it is difficult to predict with reasonable certainty various items including but not limited to the impact of foreign exchange translation, interest and certain tax related events. Given the uncertainty, any of these or other items could have a significant impact on U.S. GAAP results.
On behalf of the entire Digi team, we want to thank you for your continued support and confidence in our company. We are excited about the opportunities in front of Digi and look forward to delivering strong results and creating value for stockholders. A special thank you to the Digi team for their diligent efforts executing at a best-in-class level.
A copy of our first fiscal quarter earnings release, which includes reconciliations of GAAP and non-GAAP financial measures in this letter, is included with this letter as Schedule 1 for your convenience.

About Digi International
Digi International (Nasdaq: DGII) is a leading global provider of IoT connectivity products, services and solutions. We help our customers create next-generation connected products and deploy and manage critical communications infrastructures in demanding environments with high levels of security and reliability. Founded in 1985, we’ve helped our customers connect over 100 million things and growing. For more information, visit Digi's website at www.digi.com.
Forward-Looking Statements
This letter contains forward-looking statements that are based on management’s current expectations and assumptions. These statements often can be identified by the use of forward-looking terminology such as "assume," "believe," "anticipate," "intend," "estimate," "target," "may," "will," "expect," "plan," "potential," "project," "should," or "continue," or the negative thereof or other variations thereon or similar terminology. Among other items, these statements relate to expectations of the business environment in which Digi operates, projections of future performance, perceived marketplace opportunities and statements regarding our mission and vision. Such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions. Among others, these include risks related to the ongoing supply chain and transportation challenges impacting businesses globally, the ongoing COVID-19 pandemic and efforts to mitigate the same, risks related to ongoing inflationary pressures and the monetary policies of governments globally as well as present concerns about a potential recession and the ability of companies like us to operate a global business in such conditions, risks arising from the present war in Ukraine, the highly competitive market in which our company operates, rapid changes in technologies that may displace products sold by us, declining prices of networking products, our reliance on distributors and other third parties to sell our products, the potential for significant purchase orders to be canceled or changed, delays in product development efforts, uncertainty in user acceptance of our products, the ability to integrate our products and services with those of other parties in a commercially accepted manner, potential liabilities that can arise if any of our products have design or manufacturing defects, our ability to integrate and realize the expected benefits of acquisitions, our ability to defend or settle satisfactorily any litigation, uncertainty in global economic conditions and economic conditions within particular regions of the world which could negatively affect product demand and the financial solvency of customers and suppliers, the impact of natural disasters and other events beyond our control that could negatively impact our supply chain and customers, potential unintended consequences associated with restructuring, reorganizations or other similar business initiatives that may impact our ability to retain important employees or otherwise impact our operations in unintended and adverse ways, and changes in our level of revenue or profitability which can fluctuate for many reasons beyond our control. These and other risks, uncertainties and assumptions identified from time to time in our filings with the United States Securities and Exchange Commission, including without limitation, our Annual Report on Form 10-K for the year ended September 30, 2022, could cause our actual results to differ materially from those expressed in any forward-looking statements made by us or on our behalf. Many of such factors are beyond our ability to control or predict. These forward-looking statements speak only as of the date for which they are made. We disclaim any intent or obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Presentation of Non-GAAP Financial Measures
This letter includes adjusted net income, adjusted net income per diluted share and Adjusted EBITDA, each of which is a non-GAAP measure.
We understand that there are material limitations on the use of non-GAAP measures. Non-GAAP measures are not substitutes for GAAP measures, such as net income, for the purpose of analyzing financial performance. The disclosure of these measures does not reflect all charges and gains that were actually recognized by Digi. These non-GAAP measures are not in accordance with, or an alternative for measures prepared in accordance with, generally accepted accounting principles and may be different from non-GAAP measures used by other companies or presented by us in prior reports. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. We believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. We believe these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. Additionally, Adjusted EBITDA does not reflect our cash expenditures, the cash requirements for the replacement of depreciated and amortized assets, or changes in or cash requirements for our working capital needs.
We believe that providing historical and adjusted net income and adjusted net income per diluted share, respectively, exclusive of such items as reversals of tax reserves, discrete tax benefits, restructuring charges and reversals, intangible amortization, stock-based compensation, other non-operating income/expense, changes in fair value of contingent consideration, acquisition-related expenses and interest expense related to acquisitions permits investors to compare results with prior periods that did not include these items. Management uses the aforementioned non-GAAP measures to monitor and evaluate ongoing operating results and trends and to gain an understanding of our comparative operating performance. In addition, certain of our stockholders have expressed an interest in seeing financial performance measures exclusive of the impact of these matters, which while important, are not central to the core operations of our business. Management believes that Adjusted EBITDA, defined as EBITDA adjusted for stock-based compensation expense, acquisition-related expenses, restructuring charges and reversals, and changes in fair value of contingent consideration is useful to investors to evaluate our core operating results and financial performance because it excludes items that are significant non-cash or non-recurring items reflected in the Condensed Consolidated Statements of Operations. We believe that the presentation of Adjusted EBITDA as a percentage of revenue is useful because it provides a reliable and consistent approach to measuring our performance from year to year and in assessing our performance against that of other companies. We believe this information helps compare operating results and corporate performance exclusive of the impact of our capital structure and the method by which assets were acquired.